                                                                     EXHIBIT 4.5

                                                               EXECUTION VERSION

                    REAFFIRMATION AGREEMENT dated as of April 20, 2007 (this
               "Agreement"), among THE GOODYEAR TIRE & RUBBER COMPANY ("Goodyear"), the other Subsidiaries of THE GOODYEAR TIRE & RUBBER COMPANY identified as Grantors and Guarantors under the Security Documents referred to below (collectively with Goodyear, the "Reaffirming Parties") DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent and JPMORGAN CHASE BANK, N.A. as Administrative Agent under the Restated Credit Agreement referred to below.

          Goodyear has requested that the Second Lien Credit Agreement dated as of April 8, 2005, among Goodyear, the Lenders party thereto, Deutsche Bank Trust Company Americas, as Collateral Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent (the "Credit Agreement"), be amended and restated in the form of the Amended and Restated Second Lien Credit Agreement dated as of the date hereof among Goodyear, the Lenders party thereto, Deutsche Bank Trust Company Americas, as Collateral Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent (the "Restated Credit Agreement"), and that the Guarantee and Collateral Agreement (as defined in the Credit Agreement) be amended as set forth in Section 1(b) below. Capitalized terms used but not defined herein have the meaning given them by the Restated Credit Agreement.

          Each of the Reaffirming Parties is party to one or more of the Security Documents referred to in the Credit Agreement, and each Reaffirming Party expects to realize, or has realized, substantial direct and indirect benefits as a result of the Restated Credit Agreement becoming effective and the consummation of the transactions contemplated thereby. The execution and delivery of this Agreement is a condition precedent to the effectiveness of the Restated Credit Agreement and the consummation of the transactions contemplated thereby.

          In consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

          SECTION 1. Reaffirmation. (a) Each of the Reaffirming Parties confirms that (i) the security interests granted by it under the Security Documents and in existence immediately prior to the Restatement Date shall continue in full force and effect on the terms of the respective Security Documents and (ii) on the Restatement Date the Obligations under the Restated Credit Agreement shall constitute "Obligations" under the Guarantee and Collateral Agreement as amended by paragraph (b) below (as so amended, the "Amended GCA") and "secured obligations" (however defined) under the other Security Documents (subject to any limitations set forth in the Amended GCA or such other Security Documents). Each party hereto confirms that the intention of the parties is

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                                                                               2


that each of the Guarantee and Collateral Agreement and each other Security Document shall not terminate on the Restatement Date and shall continue in full force and effect as amended or amended and restated by the Restated Credit Agreement, this Agreement or otherwise.

          (b) The references to Section "6.06(e)" and "6.06(f)" of the Credit Agreement in Section 12.13(d) of the Guarantee and Collateral Agreement are hereby replaced with references to Section "6.04(d)".

          (c) On the Restatement Date, (i) the term "Credit Agreement", as used in the Security Documents, shall mean the Restated Credit Agreement and (ii) the terms "Agreement", "this Agreement", "herein", "hereinafter", "hereto", "hereof" and words of similar import, as used in the Amended GCA, shall, unless the context otherwise requires, refer to the Guarantee and Collateral Agreement as amended hereby.

          SECTION 2. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 3. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 4. Expenses. Goodyear agrees to reimburse the Administrative Agent and the Collateral Agent for all reasonable out-of-pocket expenses incurred by it in connection with this Agreement, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP and other counsel for the Administrative Agent and the Collateral Agent.

          SECTION 5. Headings. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

          SECTION 6. No Novation. Neither this Agreement nor the execution, delivery or effectiveness of the Restated Credit Agreement shall extinguish the obligations for the payment of money outstanding under the Restated Credit Agreement or the Credit Agreement or discharge or release the Lien or priority of any Security Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Restated Credit Agreement or the Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith. Nothing implied in this Agreement, the Restated Credit Agreement or in any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Borrower or any Guarantor or any Grantor under

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                                                                               3


any Security Document from any of its obligations and liabilities under the Restated Credit Agreement or the Security Documents. Each of the Restated Credit Agreement and the Security Documents shall remain in full force and effect, until (as applicable) and except to any extent modified hereby or by the Amendment Agreement or in connection herewith and therewith.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        THE GOODYEAR TIRE & RUBBER COMPANY,


                                        by /s/ Damon J. Audia
                                           -------------------------------------
                                        Name: Damon J. Audia
                                        Title: Vice President and Treasurer

                       THE GOODYEAR TIRE & RUBBER COMPANY
                       SECOND LIEN REAFFIRMATION AGREEMENT

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                                                                               5


                                        JPMORGAN CHASE BANK, N.A., as
                                        Administrative Agent,


                                        by /s/ Teri Streusand
                                           -------------------------------------
                                        Name: Teri Streusand
                                        Title: Vice President


                                        DEUTSCHE BANK TRUST COMPANY AMERICAS, as
                                        Collateral Agent,


                                        by /s/ Carin Keegan
                                           -------------------------------------
                                        Name: Carin Keegan
                                        Title: Vice President


                                        by /s/ Omayra Laucella
                                           -------------------------------------
                                        Name: Omayra Laucella
                                        Title: Vice President

                       THE GOODYEAR TIRE & RUBBER COMPANY
                       SECOND LIEN REAFFIRMATION AGREEMENT

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                                                                               6


                             GRANTORS AND GUARANTORS

                                        BELT CONCEPTS OF AMERICA, INC.,


                                        by /s/ Damon J. Audia
                                           -------------------------------------
                                        Name: Damon J. Audia
                                        Title: Vice President and Treasurer


                                        CELERON CORPORATION,


                                        by /s/ Damon J. Audia
                                           -------------------------------------
                                        Name: Damon J. Audia
                                        Title: Vice President and Treasurer


                                        COSMOFLEX, INC.,


                                        by /s/ Damon J. Audia
                                           -------------------------------------
                                        Name: Damon J. Audia
                                        Title: Vice President and Treasurer


                                        DAPPER TIRE CO, INC.,


                                        by /s/ Damon J. Audia
                                           -------------------------------------
                                        Name: Damon J. Audia
                                        Title: Vice President and Treasurer

                       THE GOODYEAR TIRE & RUBBER COMPANY
                       SECOND LIEN REAFFIRMATION AGREEMENT

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                                                                               7


                                        DIVESTED COMPANIES HOLDING COMPANY,


                                        by /s/ Ronald J. Carr
                                           -------------------------------------
                                        Name: Ronald J. Carr
                                        Title: Vice President


                                        by /s/ Randall M. Loyd
                                           -------------------------------------
                                        Name: Randall M. Loyd
                                        Title: Vice President


                                        DIVESTED LITCHFIELD PARK PROPERTIES,
                                        INC.,


                                        by /s/ Ronald J. Carr
                                           -------------------------------------
                                        Name: Ronald J. Carr
                                        Title: Vice President


                                        by /s/ Randall M. Loyd
                                           -------------------------------------
                                        Name: Randall M. Loyd
                                        Title: Vice President


                                        GOODYEAR ENGINEERED PRODUCTS CANADA,
                                        INC.,


                                        by /s/ Robin M. Hunter
                                           -------------------------------------
                                        Name: Robin M. Hunter
                                        Title: Secretary


                                        GOODYEAR ENGINEERED PRODUCTS
                                        INTERNATIONAL, INC.,


                                        by /s/ Damon J. Audia
                                           -------------------------------------
                                        Name: Damon J. Audia
                                        Title: Vice President and Treasurer

                       THE GOODYEAR TIRE & RUBBER COMPANY
                       SECOND LIEN REAFFIRMATION AGREEMENT

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                                                                               8


                                        GOODYEAR ENGINEERED PRODUCTS THAILAND,
                                        INC.,


                                        by /s/ Damon J. Audia
                                           -------------------------------------
                                        Name: Damon J. Audia
                                        Title: Vice President and Treasurer


                                        GOODYEAR FARMS, INC.,


                                        by /s/ Damon J. Audia
                                           -------------------------------------
                                        Name: Damon J. Audia
                                        Title: Vice President and Treasurer


                                        GOODYEAR INTERNATIONAL CORPORATION,


                                        by /s/ Damon J. Audia
                                           -------------------------------------
                                        Name: Damon J. Audia
                                        Title: Vice President and Treasurer


                                        GOODYEAR WESTERN HEMISPHERE CORPORATION,


                                        by /s/ Damon J. Audia
                                           -------------------------------------
                                        Name: Damon J. Audia
                                        Title: Vice President and Treasurer


                                        THE KELLY-SPRINGFIELD TIRE CORPORATION,


                                        by /s/ Damon J. Audia
                                           -------------------------------------
                                        Name: Damon J. Audia
                                        Title: Vice President

                       THE GOODYEAR TIRE & RUBBER COMPANY
                       SECOND LIEN REAFFIRMATION AGREEMENT

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                                                                               9


                                        WHEEL ASSEMBLIES INC.,


                                        by /s/ Damon J. Audia
                                           -------------------------------------
                                        Name: Damon J. Audia
                                        Title: Vice President and Treasurer


                                        WINGFOOT COMMERCIAL TIRE SYSTEMS, LLC,


                                        by /s/ Damon J. Audia
                                           -------------------------------------
                                        Name: Damon J. Audia
                                        Title: Vice President and Treasurer


                                        WINGFOOT VENTURES EIGHT INC.,


                                        by /s/ Ronald J. Carr
                                           -------------------------------------
                                        Name: Ronald J. Carr
                                        Title: Vice President


                                        GOODYEAR CANADA INC.,


                                        by /s/ Linda M. Alexander
                                           -------------------------------------
                                        Name: Linda M. Alexander
                                        Title: Vice President


                                        by /s/ Douglas S. Hamilton
                                           -------------------------------------
                                        Name: Douglas S. Hamilton
                                        Title: Secretary

                       THE GOODYEAR TIRE & RUBBER COMPANY
                       SECOND LIEN REAFFIRMATION AGREEMENT